[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                                                                     For All
                                                     For  Withhold   Except
Proposal No. 1                                       [ ]     [ ]       [ ]
To elect two (2) directors.

George R. Baldwin and John W. Bond

If you do not wish your shares voted "For" any particular nominee, mark the "For All Except" box and strike a line through that nominee's name.
Your shares shall be voted for the remaining nominees.


                                                     For   Against   Abstain
Proposal No. 2                                       [ ]     [ ]       [ ]
To ratify the selection by the Board of Directors of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending June 30, 1996.

To act upon such other matters as may properly come before the meeting.

RECORD DATE SHARES:

                                                ---------------------------
 Please be sure to sign and date this Proxy.   | Date                      |
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|                                                                          |
|                                                                          |
 ----Shareholder sign here-------------------Co-owner sign here------------

Mark box at right if comments or address change              [ ]
has been noted on the reverse side of this card.


DETACH CARD                                                     DETACH CARD

THE BERKSHIRE GAS COMPANY
Common Stock Proxy


Dear Shareholder:

Please take note of the important information enclosed with this Proxy Card. the Proposals require your immediate attention and approval and are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, November 14, 1995.

Thank you in advance for your prompt consideration of these matters.

Sincerely

The Berkshire Gas Company


THE BERKSHIRE GAS COMPANY
Common Stock Proxy

The undersigned, revoking any previous instructions, hereby acknowledges receipt of the Notice and Proxy Statement dated October 10, 1995, in connection with the Annual Meeting mentioned below and appoints Joseph T. Kelley, Scott S. Robinson and John W. Bond as Proxies, each with power to act alone and to appoint his substitute and authorizes them to represent and to vote, as indicated on the reverse side hereof, all of the shares of Common Stock of The Berkshire Gas Company held of record by the undersigned on October 3, 1995, at the Annual Meeting of Shareholders to be held on November 14, 1995, and any adjournments or postponements thereof.

This proxy is solicited on behalf of the Board of Directors. When this Proxy is properly executed, the shares represented hereby will be voted as specified by the Shareholder on the reverse side hereof. If no specification is made, such shares will be voted "FOR" the nominees named herein and "FOR" each of the proposals.

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|PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.|
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| Please sign this proxy card exactly as your name or names appear hereon. |
| Joint owners should each sign personally. Trustees and other fiduciaries |
| should indicate the capacity in which they sign, and where more than one |
| name appears, a majority must sign. If a corporation, this signature     |
| should be that of an authorized officer who should state his or her      |
| title.                                                                   |
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HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

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